UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

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ANAVEX LIFE SCIENCES CORP.
630 Fifth Avenue, 20th Floor, New York, NY 10111

Dear Stockholder:

You are invited to attend the 2022 Annual Meeting of Stockholders of Anavex Life Sciences Corp. which will be held virtually on Tuesday, May 24, 2022, 10:00 a.m., Eastern Standard Time. To register to attend the virtual Annual Meeting, please visit http://www.viewproxy.com/Anavex/2022 before 11:59 PM EST on May 21, 2022. You may attend and submit questions during registration and during the annual meeting at http://www.viewproxy.com/Anavex/2022. Stockholders who properly register to attend the Annual Meeting may attend the Annual Meeting by clicking on the link provided in the e-mail sent to you after you have successfully registered. You will need the password to access the virtual Annual Meeting that you will be receiving two days prior to the meeting.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. The proxy statement contains information on matters to be voted upon at the 2022 Annual Meeting of Stockholders or any adjournments or postponements of that meeting. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

We are pleased to inform you that instead of a paper copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired. All stockholders who do not receive a Notice of Internet Availability will be mailed a paper copy of the proxy materials. Furnishing proxy materials over the internet allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the accompanying proxy in the enclosed envelope, or vote online or by telephone using the instructions included on the proxy card, to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

The proxy statement is dated April 11, 2022 and is being first mailed to stockholders of Anavex Life Sciences Corp. on or about April 11, 2022. The Proxy Statement and 2021 Annual Report will be available at http://www.viewproxy.com/Anavex/2022.

We look forward to your continued support.

Sincerely,
/s/ Christopher Missling, PhD.
Christopher Missling, PhD.
Chief Executive Officer and
Chairman of the Board of Directors
April 11, 2022

PROXY STATEMENT FOR THE
2022 MEETING OF STOCKHOLDERS
______________________

Anavex Life Sciences Corp. (“we,” “us,” “our,” “Anavex,” or the “Company”) is providing these proxy materials in connection with the 2022 Annual Meeting of Stockholders of Anavex Life Sciences Corp. (the “2022 Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2022 Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2022 MEETING

Q:	When and where is the 2022 Meeting?

A:	The 2022 Meeting is being held Tuesday, May 24, 2022, 10:00 a.m., Eastern Time (ET). The 2022 Meeting will be a completely virtual meeting, which will be conducted via live webcast. Stockholders who properly register to attend the 2022 Meeting may attend the 2022 Meeting by clicking on the link provided in the e-mail sent to you after you have successfully registered. You will need the password to access the virtual 2022 Meeting that you will be receiving two days prior to the meeting. To allow ample time for check-in procedures, we encourage you to access the virtual meeting webcast 20 minutes prior to the beginning of the meeting by clicking on the link provided in the email that will be sent to you after you successfully register. If you have difficulties checking in or during the 2022 Meeting, please call Alliance Advisors technical support at 866-612-8937 or email virtualmeeting@viewproxy.com

Q:	Who is entitled to vote at the 2022 Meeting?

A:	Holders of Anavex Life Sciences Corp. common stock, par value $0.001 per share (“Common Stock”), at the close of business on March 28, 2022, the record date for the 2022 Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2022 Meeting (the “Meeting Notice”), and to vote their shares at the 2022 Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about April 11, 2022.

As of the close of business on the Record Date, there were 76,916,840 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the 2022 Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.” At the 2022 Meeting, there are a total of 76,916,840 possible votes with respect to the outstanding shares of capital stock entitled to vote at the 2022 Meeting.

Q:	How do I register to attend the 2022 Meeting?

A:	If you own shares of Common Stock registered in your name on the books of our transfer agent, as of the close of business on the Record Date for the 2022 Meeting, you are a stockholder of record. To register, please visit http://www.viewproxy.com/Anavex/2022 and click “Registration for Registered Holders” and enter your name, address and phone number and click submit.

If you hold shares of Common Stock in an account at a broker, bank, trust or other nominee as of the close of business on the Record Date for the 2022 Meeting you are a beneficial owner, rather than a stockholder of record. To register, please visit http://www.viewproxy.com/Anavex/2022 and click “Registration for Beneficial Holders” and enter your name, phone number and email, and click submit. If you wish to vote electronically at the 2022 Meeting, please upload during registration or email a copy of your legal proxy that you have obtained from your bank or broker to virtualmeeting@viewproxy.com.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2022 Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card at the end of this proxy statement for you to use. If you hold your shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2022 Meeting?

A:	The presence in person or by proxy of at least one third (33.3%) of the issued and outstanding shares entitled to vote at the 2022 Meeting constitutes a quorum. Your shares will be counted as present at the 2022 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2022 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2022 Meeting?

The stockholders will vote on the following proposals:

	●	Proposal 1. Election of Directors. To elect six (6) members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.
	●	Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.
	●	Proposal 3. Approval of the 2022 Omnibus Incentive Plan. To approve the Company’s 2022 Omnibus Incentive Plan.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

●	Proposal 1. Election of Directors. Each of the six (6) nominees who receive the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy at the 2022 Meeting shall be elected.
●	Proposal 2. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm, Grant Thornton LLP, will be ratified upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy at the 2022 Meeting.
●	Proposal 3. Approval of the 2022 Omnibus Incentive Plan. The 2022 Omnibus Incentive Plan will be approved upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy at the 2022 Meeting.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

	●	“FOR” the six (6) directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;
	●	“FOR” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm; and
	●	“FOR” the approval of the 2022 Omnibus Incentive Plan.

Q:	How do I vote?

A:	You may vote by any of the following methods:

●	If you are a registered holder, you may vote over the internet at www.AALVote.com/AVXL or vote by telephone at 866.804.9616. Please see your proxy card for voting instructions.
●	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.
●	Virtually during the Annual Meeting. You may vote by attending the 2022 Meeting online. Please register at https://viewproxy.com/Anavex/2022 and enter your stockholder information provided on the Notice of Internet Availability or proxy card mailed to you. A voting link will be available during the virtual meeting.

If you need assistance voting, please reach out to our Investor Relations department at 844.689.3939.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

●	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Anavex Life Sciences Corp., 630 Fifth Avenue, 20th Floor, New York, NY 10111, Attention: Christopher Missling, PhD., Chief Executive Officer, or by submitting another proxy card before the conclusion of the 2022 Meeting. For all methods of voting, the last vote cast will supersede all previous votes.
●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:

Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm (“Proposal 2”) is considered to be a routine matter under applicable rules. The election of directors (“Proposal 1”) and the approval of the 2022 Omnibus Incentive Plan (“Proposal 3”) are considered a non-routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3.

Q:	How are abstentions and broker non-votes treated?

A:	Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes will have the effect of votes against Proposals 1 and 3. Broker non-votes are not expected to occur with respect to Proposals 2.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting and, therefore, will have the effect of votes against Proposals 1, 2 and 3.

Q:	Could other matters be decided at the 2022 Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any other matters to be raised at the 2022 Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2022 Meeting for consideration, the proxy holders for the 2022 Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2022 Meeting?

A:	If you have any questions about the 2022 Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should contact our Investor Relations department at 844.689.3939.

Q:	How can I find out the results of the voting at the 2022 Meeting?

Preliminary voting results will be announced at the 2022 Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2022 Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2022 Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election for the meeting, who will separately count votes “For”, “Against”, abstentions, and, if applicable, broker non-votes applicable for each proposal.

 PROPOSAL 1 – ELECTION OF DIRECTORS

General

At the 2022 Meeting, a board of six directors will be elected, each to hold office until the succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). All of the director nominees are incumbent directors. Information concerning all director nominees appears below. Management does not anticipate that any of the persons named below will be unable or unwilling to stand for election.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below:

Christopher Missling, PhD. Christopher Missling, age 56, has over twenty years of healthcare industry experience in big pharmaceutical, biotech industry and investment banking. Most recently, from March 2007 until his appointment by our Company, Dr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Dr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Dr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management and WHU Otto Beisheim School of Management.

Claus van der Velden, PhD. Claus van der Velden, PhD, age 49, brings significant expertise in management, accounting, internal controls, information security and risk management. Since May 2021, he has served as Managing Director (Chief Financial Officer) of NetCologne GmbH, a regional telecommunication provider in Germany. From July 2011 to May 2021, he served as corporate head of Management Accounting, Internal Audit and Risk Management at Stroeer SE & Co KGaA, a publicly listed German digital media company. As head of internal audit at Stroeer SE & Co KGaA, Dr. van der Velden has experience in the area of information security risk assessment, and the internal control tools, processes, and policies needed to counter information security threats. Previously, Dr. van der Velden served as the Director of Corporate Business Controlling for the Nutrition & Health business unit at Cognis, a worldwide supplier of global nutritional ingredients and specialty chemicals. In this position, he was also a compliance representative and a member of the global leadership team. After the acquisition of Cognis by BASF, he was responsible for the management accounting processes of the BASF Nutrition& Health division, developing and producing mostly natural-source ingredients for the food and healthcare industries. Dr. van der Velden started his career as a strategy consultant at an international marketing and strategy consultancy firm. He studied in Kiel and Stockholm and received a degree in economics from the University of Kiel and later obtained his doctorate in business management from the WHU-Otto Beisheim School of Management where he also previously taught economics.

Athanasios Skarpelos. Athanasios (Tom) Skarpelos, age 55, is a self-employed investor with over 20 years of experience working with private and public companies. For more than 12 years, he has been focused on biotechnology companies involved in drug discovery and drug development projects. His experience has led to relationships with researchers at academic institutes in Europe and North America. Mr. Skarpelos is a founder of Anavex.

Jiong Ma, PhD. Jiong Ma, age 58, is a senior board executive with over 25 years of experience in investing, building, scaling of companies with focus on innovative product launches in digital health, technology and the new energy transition. Dr. Jiong Ma serves and served as a Board Director of LinkinVax, Aledia, Voxel8, Lo3 Energy, mc10, acquired by Medidata, Storiant, Fulham, Convey Computer, acquired by Micron Technology, Powervation, acquired by RHOM Semiconductor, Laser Light Engine and Carbonite, Inc., which went public via IPO in 2011 and was subsequently acquired by OpenText in 2019 for approximately $1.45 billion. As a Partner at Braemar Energy Ventures ($600 million AUM), where she has worked since 2008, Jiong has focused on investments in digitization of industry, resource efficiency, mobility, renewable energy infrastructure, and deeptech. She was on the firm’s investment committee and has led more than 15 investments in growth stage companies with focus on innovative product launches, as well as raising funding, negotiating and structuring investments, hiring management teams, and assembling boards. As a result of her investment experience,

Dr. Ma has significant knowledge and expertise in the technology industry, including information security. Prior to Braemar Energy Ventures, she was with the Venture Capital Group at 3i, a global private equity firm ($17 billion AUM), where she led investments across multiple stages in Digital Health, TMT and Cleantech. Among them TransMedics Group (Nasdaq: TMDX), ImpactRx/Symphony Health Solutions, which was later acquired by PRA Health Sciences (Nasdaq:PRAH). Preceding the Venture Capital Group at 3i, Jiong held several senior positions at Lucent Technologies and Bell Labs. Her responsibilities included lead roles in product portfolio strategy, new product launches for Optical and Data Networking, and research and product development. Jiong was also a founding team member of Onetta, a fiber networks company. She has a PhD in Electrical and Computer Engineering from the University Colorado at Boulder and an MS in Electrical Engineering from Worcester Polytechnic Institute. Dr. Ma is a Kauffman Fellow.

Steffen Thomas, PhD. Steffen Thomas, age 56, has over 15 years of experience as a European patent attorney and is currently practicing at Epping Hermann Fischer, a major intellectual property law firm in Europe. Previously, he worked for Japan-based Takeda Pharmaceutical Company, the largest pharmaceutical company in Asia and a top firm worldwide, as an in-house patent attorney. Prior to that, he worked for Nycomed Pharma, acquired by Takeda in 2011 for approximately USD $10 billion. Dr. Thomas’ legal practice covers drafting of patent applications, prosecuting patent applications before national and international patent offices, defending and challenging patents in opposition, appeal, and nullity proceedings, enforcing patents before the infringement courts, and preparing opinions on patentability and infringement in the technical field of chemistry. Dr. Thomas has particular expertise in small molecule pharmaceuticals. He holds MS and PhD degrees in Chemistry from the University of Munich.

Peter Donhauser, D.O., Peter Donhauser, age 56, had more than 20 years of expertise in clinical research prior to practicing osteopathic medicine with an integrated medical approach in private practice beginning in 2000. He worked at the University Hospital of Munich in the fields of geriatrics and neuromusculoskeletal diseases. During this time, he was a clinical trial investigator in multiple Phase 3 studies, including studies sponsored by Merck Sharp & Dohme, Merck, Boehringer Mannheim, Roche, Servier and Sanofi. He received his human medicine degree at the University of Munich and Doctor of Osteopathic Medicine (D.O.) from the German-American Academy for Osteopathy, or DAAO, a member of the European Register for Osteopathic Physicians, or EROP, at the Philadelphia College of Osteopathic Medicine.

Corporate Governance

General

This section describes key corporate governance practices that we have adopted. We have adopted a code of ethics, which applies to all our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, compensation committee and our nominating and corporate governance committees. Copies of our code of ethics and corporate governance charters are posted on the Investors section of our website, www.anavex.com/corporate governance, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or by Nasdaq listing standards.

Director Independence.

Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. The Board has determined that that Christopher Missling, PhD is not independent as that term is defined by NASDAQ 5605(a)(2) because Dr. Missling serves as our President, Chief Executive Officer, and Secretary.

The Board has determined that Claus van der Velden, Athanasios Skarpelos, Steffen Thomas, Peter Donhauser and Jiong Ma are independent as that term is defined by NASDAQ 5605(a)(2) and the applicable rules of the Commission.

Director Nominations. Our Board has a Nominating and Corporate Governance Committee that identifies individuals qualified to become Board members and recommends to the Board proposed nominees for Board membership.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. Notwithstanding the same, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company determined to have the same individual, Christopher Missling, PhD., serve as Chief Executive Officer and Chairman of the Board.

Similarly, the Company currently does not have a policy requiring a lead Independent Director, however the Board believes that having an Independent Director fill the lead director role is appropriate. Claus van der Velden, PhD currently serves as the lead Independent Director of the Board. The lead Independent Director, among other things, works with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board, chairs any meeting of the Independent Directors in executive session, facilitates communications between other members of the Board and the Chairman of the Board and otherwise consults with the Chairman of the Board on matters relating to corporate governance and Board performance.

Board Role in Risk Oversight. The Board administers its risk oversight function directly. The Board regularly discusses with management the Company’s major risk exposures including compensation risk, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met six times for meetings during fiscal 2021. Three of such meetings were regularly scheduled meetings and the other special Board meetings were held as needed. During fiscal year 2021, each incumbent director attended 75% or more of the Board meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders.

Audit Committee and Audit Committee Financial Experts

The members of the Audit Committee are Claus van der Velden (Chairman), Athanasios Skarpelos, Steffen Thomas and Jiong Ma. Our Board of Directors has determined that Claus van der Velden is an “audit committee financial expert” as defined by applicable SEC and Nasdaq rules.

The Audit Committee oversees and reports to our Board of Directors on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

The Audit Committee operates under a charter that was adopted by our Board of Directors and which is available on our website at www.anavex.com/corporate-governance. The Audit Committee met four times during fiscal 2021.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Audit Committee has discussed with BDO USA LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”). In addition, the Audit Committee has received the written disclosures and the letter from BDO USA LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO USA LLP its independence from the Company and management.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements for the Company for the fiscal year ended September 30, 2021 be included in our Annual Report on Form 10-K for the year ended September 30, 2021 for filing with the Commission.

MEMBERS OF THE AUDIT COMMITTEE

Claus van der Velden (Chairman)

Athanasios Skarpelos

Steffen Thomas

Jiong Ma

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Claus van der Velden (Chairman), Steffen Thomas and Peter Donhauser.

The Nominating and Corporate Governance Committee is appointed by the Board to oversee and evaluate the Board’s performance and the Company’s compliance with corporate governance regulations, guidelines and principles, to identify individuals qualified to become Board members, to recommend to the Board proposed nominees for Board membership, and to recommend to the Board directors to serve on each standing committee.

The Nominating and Corporate Governance Committee operates under a charter that was adopted by our Board of Directors and which is available on our website at www.anavex.com/corporate-governance. The Nominating and Corporate Governance Committee met one time during fiscal 2021.

Compensation Committee

The members of our Compensation Committee are Claus van der Velden (Chairman), Steffen Thomas and Peter Donhauser.

The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our directors and executive officers. Its responsibilities include, among other things: reviewing, approving and recommending compensation programs and arrangements applicable to our officers; determining the objectives of our executive officer compensation programs; overseeing the evaluation of our senior executives; administering our incentive compensation plans and equity-based plans, including reviewing and granting equity awards to our executive officers; and reviewing and approving director compensation and benefits. The Compensation Committee can delegate to other members of our Board of Directors, or an officer or officers of the Company, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee has the responsibilities and authority designated by Nasdaq rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel or other adviser and is directly responsible for oversight of their work. The Compensation Committee must also determine reasonable compensation to be paid to such advisors by us.

The Compensation Committee operates under a charter that was adopted by our Board of Directors and which is available on our website at www.anavex.com/corporate-governance. The Compensation Committee met two times during fiscal 2021 and also acted by written consent as required.

Anti-Hedging Policy

We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from engaging in short sales of our securities, purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Stockholder Recommendations for Board Candidates

The Board will consider qualified candidates for directors recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material are provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our Common Stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Christopher Missling, PhD., Chief Executive Officer.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to Anavex Life Sciences Corp., 630 Fifth Avenue, 20th Floor, New York, NY 10111, Attention: Christopher Missling, PhD., Chief Executive Officer. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Vote Required

The six (6) nominees receiving an affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast on this Proposal 1.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Grant Thornton LLP on March 3, 2022 to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Our stockholders are being provided the opportunity to ratify the appointment. Representatives of Grant Thornton LLP are expected to be present at the 2022 Meeting.

Former Auditors

On March 1, 2022, the Audit Committee of the Board of Directors dismissed BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm.

The reports of BDO on the Company’s consolidated financial statements for each of the two most recently completed fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2021 and 2020 and the subsequent interim period through March 1, 2022, there have been no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two most recently completed fiscal years ended September 30, 2021 and 2020, or in the subsequent interim period through March 1, 2022.

The Company has provided a copy of the foregoing disclosures to BDO and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the above statements. A copy of BDO’s letter was filed with the Commission on a Form 8-K on March 4, 2022.

During the two most recently completed fiscal years and in the subsequent interim period through March 3, 2022, the Company has not consulted with Grant Thornton LLP with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to our Company for professional services rendered by BDO USA, LLP, our former independent registered public accounting firm, for the fiscal years ended September 30, 2021 and 2020:

	2021	2020
Audit Fees	$392,676	$305,751
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$392,676	$305,751

Audit Fees. Consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with regular filings with the Commission for the fiscal years ended September 30, 2021 and 2020 in connection with statutory and regulatory filings or engagements.

We did not incur any fees for professional services rendered by Grant Thornton LLP for the fiscal years ended September 30, 2021 and 2020.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all services provided by our independent registered public accounting firms. All of the above services and fees were reviewed and approved by our Audit Committee before the respective services were rendered.

Our Audit Committee has considered the nature and amount of fees billed by Grant Thornton LLP and BDO USA, LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining Grant Thornton LLP’s and BDO USA, LLP’s independence.

Vote Required for Approval

The foregoing Proposal 2 will be approved upon the affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as its independent registered public accounting firm for fiscal year 2022.

Proposal 3—Approval of Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan

Background

On March 25, 2022, the Board approved, subject to stockholder approval, the Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan (the “Plan”). If the Plan is approved by our stockholders, 10,000,000 shares of Common Stock will be available for issuance under the Plan, in addition to the shares outstanding under the Anavex Life Sciences Corp. 2019 Omnibus Incentive Plan (the “2019 Plan”). Any awards outstanding under the 2019 Plan, the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) or the Company’s 2007 Stock Option Plan (the “2007 Plan”) on the date of stockholder approval of the Plan will remain subject to will be issued or settled under the 2019 Plan, the 2015 Plan or the 2007 Plan, respectively, and any shares subject to outstanding awards under the 2019 Plan, the 2015 Plan or the 2007 Plan that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) will automatically become available for issuance under the Plan.

The Board recommends that stockholders approve the Plan. The purpose of the Plan is to enhance the Company’s ability to attract and retain qualified officers, nonemployee directors, employees, consultants, and advisors, and to motivate those individuals to serve the Company and to improve the business results and earnings of the Company, by providing to such individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future of the Company. The Plan also allows the Company to promote greater ownership in the Company by our service providers in order to align their interests more closely with the interests of the Company’s stockholders. Stockholder approval of the Plan will also enable the Company to grant incentive stock options (“ISOs”) under the Plan that are designed to qualify for special tax treatment under Internal Revenue Code (the “Code”) Section 422.

The material features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Annex A to this Proxy Statement.

Corporate Governance Aspects of Plan

The Plan has been designed to include a number of provisions that promote sound corporate governance practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

●	Clawback. Plan awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.

●	Forfeiture upon Cause Termination. All plan awards held by a participant may be forfeited upon the participant’s termination for “cause” (as defined in the Plan).

●	No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

●	No Repricing without Stockholder Approval. The plan specifically prohibits the repricing of options or SARs without stockholder approval.

●	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is 10 years.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

●	No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

●	No Automatic Grants. The plan does not provide for automatic grants to any participant.

●	No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

●	Acceleration for Non-Employee Directors. The Plan provides for automatic vesting of awards upon a “change in control” (as defined in the Plan) for non-employee directors only. With respect to all other service providers, the Plan does not provide for automatic vesting. Rather, awards may be subject to automatic vesting only if the applicable award agreement provides for automatic vesting.

●	Dividends. We do not pay dividends or dividend equivalents on stock options, SARs, or unearned performance awards under the plan.

●	Multiple Award Types. The plan permits the issuance of non-qualified stock options, ISOs, SARs, restricted stock units (“RSUs”), restricted shares, and other types of equity grants, subject to the share limits of the plan, as well as cash awards, as further described under “Types of Awards” below. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

●	Independent Oversight. The plan is administered by a committee of independent Board members.

Summary of Plan

The principal features of the Plan are summarized below. The following summary of the Plan does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Annex A.

Eligibility

Awards may be granted under the Plan to officers, employees, nonemployee directors, consultants, and advisors of the Company and its affiliates. ISOs may be granted only to employees of the Company or its subsidiaries. As of the Record Date, approximately 42 individuals would have been eligible to receive awards under the Plan (based on the flexible definition of eligible participant in the Plan), including 2 executive officers, approximately 35 employees or consultants and 5 nonemployee directors. However, the Company historically has granted awards under its equity compensation plans to a total of approximately 25-30 employees, consultants and directors, in the aggregate, in any given fiscal year.

Administration

The Plan may be administered by the Board or the Compensation Committee. The Board has delegated to the Compensation Committee the authority to administer the Plan. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms and conditions of such awards.

Number of Authorized Shares

The number of shares of Common Stock authorized for issuance under the Plan is 10,000,000 shares, representing 11.3% of the Common Stock on a fully diluted basis outstanding as of the Record Date. Stockholders will be approving this share limit as part of the approval of this Proposal 3. In addition, as of the date of stockholder approval of the Plan, any awards then outstanding under the 2019 Plan, the 2015 Plan or the 2007 Plan will remain subject to and be paid under the 2019 Plan, the 2015 Plan or the 2007 Plan, respectively, and any shares then subject to outstanding awards under the 2019 Plan, the 2015 Plan or the 2007 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Plan. All shares available for issuance under the Plan may be granted as ISOs. Stockholders will be approving this ISO limit as part of the approval of this Proposal 3. The shares of Common Stock issuable under the Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the Plan and thereafter are repurchased by, forfeited to, or surrendered to the Company at no more than cost, the shares subject to such awards and the repurchased, forfeited, or surrendered shares will not count against the aggregate number of shares of Common Stock available for grant under the Plan. If shares issuable under an award are withheld by or surrendered to the Company in payment of the option price, purchase price, or taxes due in connection with the award, the withheld or surrendered shares will not count against the aggregate number of shares of Common Stock available for grant under the Plan. In addition, the following items will not count against the aggregate number of shares of Common Stock available for grant under the Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award, (2) any award that is settled in cash rather than by issuance of shares of Common Stock, or (3) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Awards to Nonemployee Directors

The Board shall determine the maximum value that may be granted in stock-based awards during any one year to a nonemployee director (based on the fair market value of the shares underlying the award as of the applicable grant date in the case of restricted shares, RSUs, or other stock-based awards, and based on the applicable grant date fair value for accounting purposes in the case of options or SARs). Stock-based awards made to a nonemployee director at such director’s election in lieu of all or a portion of his or her retainer for service on the Board and any Board committee, however, shall not be counted towards the limit.

Adjustments

Changes in Common Stock. If (i) the number of outstanding shares of Common Stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in the shares effected without receipt of consideration by the Company occurring after the effective date of the Plan or (ii) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, then (A) the number and kinds of shares for which grants of Plan awards may be made, (B) the number and kinds of shares for which outstanding awards may be exercised or settled, and (C) the performance goals relating to outstanding awards will be equitably adjusted by the Company. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the purchase prices of outstanding options and SARs will be equitably adjusted.

Effect of Certain Transactions. Except as otherwise provided in an award agreement, in the event of a “corporate transaction” (as defined in the Plan), the Plan and the awards under it will continue in effect in accordance with their respective terms, except that after a corporate transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the corporate transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive for each share subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property, or other consideration that each Company stockholder was entitled to receive in the corporate transaction for one share. However, unless otherwise determined by the Board, such stock, securities, cash, property, or other consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the awards before the corporate transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARs under this paragraph for a corporate transaction where the consideration paid or distributed to our stockholders is not entirely shares of Common Stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon the corporate transaction as long as, at the election of the Board, (A) the holders of affected options and SARs have been given a period of at least 15 days before the date of the consummation of the corporate transaction to exercise the options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the corporate transaction over the exercise price.

Types of Awards

The Plan permits the granting of any or all of the following types of awards:

●	Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either ISOs, which must comply with Code Section 422, or non-qualified stock options. The Compensation Committee sets exercise prices of stock options, except that options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). At the time of grant, the Compensation Committee also determines the other terms and conditions of stock options, including the quantity, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

●	Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●	Restricted Shares, RSUs, and Other Stock-Based Awards. The Compensation Committee may grant restricted shares, which are shares of our common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. RSUs may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the Plan and any other terms and conditions determined by the Compensation Committee.

●	Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of our common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

●	Cash Awards. The Compensation Committee may also grant cash awards under the Plan.

Clawback

All cash and equity awards granted under the Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company.

Section 162(m)

Under Code Section 162(m), we may be prohibited from deducting compensation paid to certain of our executive officers in excess of $1 million per person in any year.

Transferability

Awards under the Plan are not transferable other than by will or the laws of descent and distribution, except that in certain instances where approved by the Compensation Committee transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

For any Plan awards outstanding as of the date of a “change in control” (as defined in the Plan), either of the following provisions will apply, depending on whether, and the extent to which, awards are assumed, converted, or replaced by the resulting entity in the change in control, unless otherwise provided by the award agreement:

●	To the extent Plan awards are not assumed, converted, or replaced by the resulting entity in the change in control, then upon the change in control such outstanding awards that may be exercised will become fully exercisable, all restrictions on outstanding awards—other than performance awards—will lapse, and for any outstanding performance awards the target payout opportunities attainable will be deemed to have been fully earned as of the change in control based upon the greater of (1) an assumed achievement of all relevant performance goals at the “target” level or (2) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the change in control, and the awards will become vested pro rata based on the portion of the applicable performance period completed through the date of the change in control.

●	To the extent Plan awards are assumed, converted, or replaced by the resulting entity in the change in control, if, within 24 months after the date of the change in control, the grantee has a separation from service by the Company other than for “cause” (as defined in the Plan) (which may include a separation from service by the grantee for “good reason” if provided in the applicable award agreement), then outstanding awards that may be exercised will become fully exercisable, all restrictions on outstanding awards—other than performance awards—will lapse, and for any outstanding performance awards the target payout opportunities will be deemed to have been fully earned as of the separation from service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the change in control, and the awards will become vested pro rata based on the portion of the applicable performance period completed through the date of the change in control.

Term, Termination, and Amendment of the Plan

Unless earlier terminated by the Board, the Plan will terminate on, and no further awards may be granted after, March 25, 2032. The Board may amend, suspend, or terminate the Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

If the Plan is approved by our stockholders, there will be 10,000,000 shares available under the Plan for awards to officers, employees, and nonemployee directors. The benefits to be received by grantees in the normal course under the Plan cannot be determined at this time because grants under the Plan are made at the discretion of the Compensation Committee.

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of September 30, 2021. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	12,050,553	6.26	602,703
Equity compensation plans not approved by security holders	—	—	—
Total	12,050,553	6.26	602,703

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to the Company and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Non-qualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a non-qualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a non-qualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and ISOs, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Shares, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted shares, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards. The U.S. federal income tax consequences of other stock- or cash- based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we may be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code (specifically, Code Section 162(m)).

Code Section 409A. We intend that awards granted under the Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the Plan requires a number of “FOR” votes that is a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this Proposal 3, with abstentions counting as votes against the Proposal 3.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the approval of the 2022 Omnibus Incentive Plan.

                INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Sandra Boenisch, CPA, CGA, Ms. Boenisch, age 40, is our Principal Financial Officer. She is a Chartered Professional Accountant (CPA, CGA) with over 15 years of accounting, audit, and financial reporting experience in a variety of industries, both in the United States and Canada. Ms. Boenisch was an independent consultant, providing financial reporting services to a range of public companies in the United States and Canada since January 2012. From 2008 until 2012, Ms. Boenisch was employed at BDO Canada LLP (Vancouver, BC) where she was hired as a Senior Accountant and was later promoted to Manager, Audit Assurance. Ms. Boenisch specialized in managing assurance engagements for public companies in the United States and Canada. Prior to that, Ms. Boenisch worked for another public accounting firm from 2001 to 2008. As an independent consultant, Ms. Boenisch has acquired considerable experience in finance, governance, and regulatory compliance. She holds a BComm from Laurentian University.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation objectives are to offer our executive officers’ compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled, talented management, which is necessary for the Company to achieve its financial and strategic objectives and create long-term value for our stockholders.

A significant portion of the Company’s executive compensation opportunity is related to factors that directly and indirectly influence shareholder value, including long-term stock performance and operational performance. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The named executive officers who are the subject of this CD&A are Christopher Missling, PhD, our Chief Executive Officer, and Sandra Boenisch, our Principal Financial Officer.

Our Executive Compensation Program and Philosophy

The intent of the Company’s compensation program is to attract and retain talent, to create incentives for and to reward excellent performance. We seek to compensate our executives in a manner that is competitive, rewards performance that creates shareholder value, recognizes individual contributions, and encourages long-term value creation.

The Compensation Committee meets at least once a year to review and evaluate executive compensation and each executive officer’s performance. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership and applies overall judgment to assess performance, taking into account the financial condition of the Company. Ultimately, the Compensation Committee seeks to evaluate, based on the achievement of financial and nonfinancial objectives, the variable compensation, including special awards, of executive officers of the Company and decide on the base salary and target discretionary bonus for such persons taking into account relevant benchmark data.

The Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for shareholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Compensation Risk Oversight

In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company.

Compensation Consultants

The Compensation Committee makes recommendations to the Board for all compensation for executives, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. During fiscal 2021, the Compensation Committee did not engage any compensation consultants.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock related compensation.

Base Salary

Base salaries take into consideration a number of factors, including the executive’s job performance, our corporate performance, and compensation practices observed in the market. In its evaluation of performance in 2021 and the renewal of our Chief Executive Officer’s employment agreement, the Compensation Committee considered our corporate performance, including our increase in market capitalization over the last three years, the capital raised to fund the company and the terms of such capital, increases in shareholder value and advances in the Company’s clinical trials. In January 2022, after considering the factors above, the annualized base salary of our Principal Financial Officer was increased to $240,000 Canadian dollars from $200,000 Canadian dollars. On April 7, 2022, after considering the above factors, the annualized base salary of our Chief Executive Officer was increased to $700,000 from $550,000.

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program. The Compensation Committee, or Board of Directors works with the Chief Executive Officer to evaluate the Company’s financial performance of the prior year, and overall financial condition of the Company to determine if discretionary bonuses are to be paid. In addition, on an annual basis, our Compensation Committee independently evaluates the performance of our Chief Executive Officer in the prior year, as well as the overall financial condition of the Company to determine if a discretionary bonus of up to 20% of base salary shall be paid to the Chief Executive Officer.

Equity Compensation

Equity compensation includes stock option grants within the terms of our 2019 Omnibus Incentive Plan and now our 2022 Omnibus Incentive Plan. Each executive officer is eligible for stock option grants that vest upon achievement of certain performance criteria, or “Performance Awards”. Such grants are intended to link executive awards with stockholder value over time. Generally, these performance criteria include milestones in connection with the successful execution and enrollment of the Company’s clinical trial programs. In the amendment to our Chief Executive Officer’s Employment Agreement entered into on April 7, 2022, our Chief Executive Officer was promised a future grant of stock options, one-third of which shall vest on each of (i) the date of completion of ANAVEX2-73-AD-004 Phase 2b/3 study in Alzheimer’s disease, (ii) the date of initiation of ANAVEX2-73 imaging-focused Parkinson’s disease clinical trial, and (iii) the date of initiation of ANAVEX2-73 Phase 2/3 Fragile X clinical trial. Only our Board of Directors, acting in its sole discretion, or the Compensation Committee grants options or Performance Awards to our executive officers.

We view stock options as one of the more important components of our long-term, performance-based compensation philosophy.

We provide options through initial grants at or near the date of hire and subsequent periodic/annual grants. Generally, initial option grants vest over a three-year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grant amounts are based on ranges that take into consideration an executive’s job responsibilities and competitive market data.

We grant periodic additional stock options to reflect the individual’s ongoing contributions to the long-term success and growth of the Company, to incentivize individuals to remain with the Company and to provide a long-term incentive to achieve or exceed our corporate goals. We do not have a program, plan or practice to time stock option grants to our executives in coordination with the release of material nonpublic information. We have not re-priced any of our options and do not intend to re-price or otherwise adjust outstanding options at any time in the future.

Benefits

The Company’s executives are entitled to participate in employee benefit plans, programs and arrangements implemented by the Company and generally available to all similarly situated salaried employees, such as medical, dental and insurance programs. Executives are also allowed to participate in the Company’s tax-qualified 401(k) Plan offered to all similarly situated full-time employees.

Insider Trading Policy

Our insider trading policy prohibits short sales and derivative transactions of our stock by our named executive officers, directors and all of our employees, including short sales of our securities, including short sales “against the box” (a sale with a delayed delivery); purchases or sales of puts, calls or other derivative securities of the Company; or other hedging or monetization transactions such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position.

In addition, our insider trading policy prohibits our named executive officers, directors and all of our employees from purchasing our securities on margin, borrowing against Company securities held in a margin account, or pledging our securities as collateral for a loan.

Clawback and Forfeiture

Our equity awards provide that the Company may annul an award if the grantee incurs a separation from service for “cause” (as defined in the agreements). In such case, all awards and any amounts or benefits received or outstanding shall be subject to cancellation, recoupment, rescission, payback and other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. If and as we succeed in achieving approval for and commercializing our product candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Results of 2021 Say-on-Pay Advisory Vote

In 2021, our stockholders approved, in a non-binding advisory vote by 88%, the 2020 compensation paid to the Company’s named executive officers. We considered the stockholders’ vote in our review of our compensation programs and in establishing compensation for our named executive officers in 2021. We will hold another say-on-pay advisory vote in 2024.

Compensation Committee Report

The members of the Company’s Compensation Committee hereby state:

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2022 Annual Meeting of Shareholders.

Compensation Committee

By:	Claus van der Velden, PhD (Chairman)
Steffen Thomas, PhD
Peter Donhauser, DO

Summary Compensation

The particulars of compensation paid to our named executive officers for the three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($)(2)	All other Compensation ($)(3)	Total ($)
Christopher Missling, PhD	2021	550,000	110,000	8,745,457	11,600	9,417,057
President, Chief Executive	2020	550,000	55,000	1,224,648	11,400	1,841,048
Officer, and Director	2019	512,500	50,000	2,806,339	11,200	3,380,039

Sandra Boenisch(4)	2021	158,300	—	724,314	—	882,614
Principal Financial	2020	117,041	22,313	155,864	—	295,218
Officer and Treasurer	2019	72,327	13,561	138,672	—	224,560

(1)	The amounts included in this column reflect bonus payments paid during the current year in connection with annual discretionary bonus incentive program
(2)	The amounts in this column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with FASB ASC 718
(3)	Represents 401(k) plan matching contributions
(4)	Compensation to Ms. Boenisch denominated in Canadian Dollars and has been translated to US dollars at an exchange rate of 0.7915 during the year ended September 30, 2021 (2020: 0.7438, 2019: 0.7534).

Employment Agreements

Christopher Missling

We and Dr. Missling entered into an employment agreement dated July 5, 2013, as amended and extended, whereby we currently pay to Dr. Missling an annual base salary of $550,000. However, as a result of an amendment entered into on April 7, 2022, Dr. Missling’s annual base salary shall increase to $700,000 on July 5, 2022. In addition, Dr. Missling is eligible to earn an annual cash bonus for each whole or partial calendar year of up to twenty percent of his base salary, and to participate in our employee benefit plans. We have agreed to indemnify Dr. Missling in connection with his provision of services to us.

Sandra Boenisch

We and Ms. Boenisch entered into an amended and restated employment agreement dated October 4, 2017, as amended and extended, whereby we currently pay Ms. Boenisch an annual base salary of $240,000 Canadian dollars. Ms. Boenisch is eligible for discretionary salary increases.

Equity Compensation

Grants of Plan-Based Awards

The following table sets forth for each named executive officer awards granted during the year ended September 30, 2021 under our 2019 Omnibus Incentive Plan:

		Awards of Shares or Units
Name	Grant Date	Number of Securities Underlying Options(1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock Option Awards ($)(2)
Christopher Missling	12/30/2020	550,000	$5.49	$2,262,857
	08/02/2021	500,000	$18.11	$6,482,600
Sandra Boenisch	12/30/2020	50,000	$5.49	$205,714
	08/02/2021	40,000	$18.11	$518,600

(1) Represents shares of our common stock underlying options awarded, each of which vest over time.

(2) Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of September 30, 2021.

	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	(#)	(#)	(#)	($)	Date
Christopher Missling	500,000	—	—	1.60	July 5, 2023
	73,380	—	—	1.32	May 8, 2024
	500,000	—	—	0.92	April 2, 2025
	187,500	—	—	5.04	Sept 18, 2025
	379,625	—	—	6.26	July 5, 2026
	861,429	—	—	7.06	July 18, 2026
	500,000	—	—	3.28	Sept 22, 2026
	450,000	—	—	5.92	May 12, 2027
	400,000	—	—	3.30	Dec 13, 2027
	450,000	—	—	2.30	May 15, 2028
	409,500	—	—	2.58	Oct. 1, 2028
	500,000	250,000	—	3.15	May 3, 2029
	—	550,000	—	2.96	January 6, 2030
	—	550,000	—	5.49	December 30, 2030
	—	500,000	—	18.11	August 2, 2031

Sandra Boenisch	30,000	—	—	3.30	Dec 13, 2027
	30,000	—	—	2.30	May 15, 2028
	27,300	—	—	2.58	Oct. 1, 2028
	35,000	—	—	2.93	June 4, 2029
	—	70,000	—	2.96	January 6, 2030
	—	50,000	—	5.49	December 30, 2030
	—	40,000	—	18.11	August 2, 2031

Option Exercises and Stock Vested

The following table sets forth for each named executive officer awards that were exercised during the year ended September 30, 2021, under our 2019 Omnibus Incentive Plan, 2015 Omnibus Incentive Plan and our 2007 Omnibus Incentive Plan:

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Christopher Missling	51,620	$1,278,498
Sandra Boenisch	166,696	$3,722,423

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There was no nonqualified deferred compensation for our named executive officers in 2021.

CEO Pay Ratio Disclosure

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. Based on the information for fiscal year 2021, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 12.5:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

We identified the median employee by examining the 2021 annual base salary compensation for all individuals, excluding our CEO. We excluded independent contractors retained on an as needed basis, whose compensation is determined by an unaffiliated third party, and who are therefore are not considered our employees for purposes of the pay ratio calculation.

We included all employees who were employed by us as of September 30, 2021. We selected the determination date and measurement period because they are recent periods for which employee census and compensation information are readily available. Salaries and wages were annualized for those employees who were not employed for the full year of fiscal 2021. We selected annual base salary as our compensation measure because it is readily available in our existing payroll systems, it is consistently calculated for each employee, and because it is a reasonable proxy for total compensation for purposes of determining the median employee. We did not apply any cost-of-living adjustments to the compensation of employees in jurisdictions other than the jurisdiction in which the CEO resides.

Once we identified our median employee, we calculated such employee’s annual total compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $753,041. The median employee’s annual total compensation includes base salary, bonus, 401(k) matching contributions, and the fair value of awards granted during the fiscal year ended September 30, 2021 under our 2019 Omnibus Incentive Plan.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement. Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended September 30, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Athanasios Skarpelos	18,750	—	458,960	—	—	—	477,710
Claus van der Velden	34,750	—	458,960	—	—	—	493,710
Elliot Favus	—	—	142,860	—	—	—	142,860
Steffen Thomas	18,750	—	458,960	—	—	—	477,710
Peter Donhauser	18,750	—	458,960	—	—	—	477,710
Jiong Ma	8,750	—	677,000	—	—	—	685,750

(1)	At September 30, 2021, the aggregate number of outstanding vested and unvested stock option awards held by each director was: Mr. Skarpelos options to purchase 305,500 shares, Dr. van der Velden options to purchase 205,500 shares, Dr. Thomas options to purchase 305,500 shares, Dr. Donhauser options to purchase 205,500 shares and Dr. Ma options to purchase 60,000 shares.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

We currently compensate non-employee directors $25,000 per year, paid quarterly, effective January 1, 2021. We compensate Claus van der Velden an additional $4,000 per quarter for performing the functions of Chairman of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

We regularly grant members of the Board of Directors awards of options. Each board member is granted options initially when they join the Board of Directors, which options typically vest over a three-year period. Additionally, we grant awards on an annual basis. Annual awards of options typically vest in full on the first anniversary of grant date. In 2021, the annual grant was 25,000 options to each director.

In addition, directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award further special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Our Employment Agreement with Dr. Missling contains provisions regarding our obligations upon his termination and upon a change of control. In the event of a change of control, as such term is defined in the employment agreement, all previously granted but unvested stock options held by Dr. Missling shall vest. Depending on the nature of the termination of Dr. Missling’s services, certain of his salary, bonus and granted securities shall vest in the amounts at such time as set forth in the Employment Agreement.

Our employment agreement with Sandra Boenisch contains provisions regarding our obligations to Ms. Boenisch upon a change of control. In the event of a change of control, as such term is defined in the employment agreement, all of the remaining unvested option shares granted to Ms. Boenisch will immediately vest with no restrictions on purchase or sales.

Commitment to Corporate Responsibility

Anavex is committed to environmental, social and governance (“ESG”) issues.

Environmental Factors: As we continue to expand our operations, we consider our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include remote monitoring of vendors, staff and patients, where appropriate, and engagement of local consultants or vendors to oversee projects in foreign jurisdictions. As well we are always committed to reducing waste within our supply chain, wherever possible.

Social Factors: Our mission is to discover, develop and deliver innovative therapeutics in areas of unmet medical need that improve people’s lives. We aim to accomplish our mission through the collective efforts of talented individuals who work together to advance scientific research. At Anavex, we place a premium on integrity, respect and collaboration. These values have helped us to build a growing company that offers professionally rewarding careers with the opportunity to make a meaningful contribution to people in need. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock option awards, a 401(k) plan, healthcare and insurance benefits, paid time off, family leave, and flexible work schedules, among other benefits.

Diversity and Inclusion: Anavex is an equal opportunity employer, and we are committed to building a diverse workforce. We consider all qualified applicants for employment without regard to age, race, color, sex, religion/creed, national origin, marital status, ancestry, citizenship, military, reservist or veteran status, pregnancy, sexual orientation or preference, gender identity, gender expression, physical or mental disability, genetic predisposition or carrier status, or any other category protected under applicable federal, state or local law. As of September 30, 2021, women make up approximately 43% of our workforce across all areas of the Company including management. As of September 30, 2021, our employee pool includes several members who identify as a member of an underrepresented racial or other minority group.

Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Business Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) act with integrity and observe the highest ethical standards of business conduct in his or her dealings with our customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job, and (ii) conduct relationships with colleagues and business relationships with competitors, suppliers and customers free of any discrimination, including based on race, color, creed, religion, age, gender, sex, sexual preference, national origin, marital status, veteran status, handicap or disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2022, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Common Stock	Christopher Missling (CEO/Director)	6,779,644	(2)	8.2%
Common Stock	Athanasios Skarpelos (Director)	1,586,958	(3)	2.1%
Common Stock	Claus van der Velden (Director)	180,500	(4)	*
Common Stock	Steffen Thomas (Director)	280,500	(5)	*
Common Stock	Peter Donhauser (Director)	182,665	(6)	*
Common Stock	Jiong Ma (Director)	11,667	(7)
Common Stock	Sandra Boenisch (Principal Financial Officer)	215,263	(8)	*
Common Stock	Directors & Executive Officers as a group (7 persons)	9,237,197		11.0%

*Less than 1%

(1)	Percentage of ownership is based on 7,916,840 of our common stock issued and outstanding as of March 28, 2022. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes options to purchase 500,000 shares of our common stock at $1.60 per share, options to purchase 73,380 shares of our common stock at $1.32 per share, options to purchase 500,000 shares of our common stock at $0.92 per share, options to purchase 187,500 shares of our common stock at $5.04 per share, options to purchase 379,625 shares of our common stock at $6.26 per share, options to purchase 861,429 shares of our common stock at $7.06 per share, options to purchase 500,000 shares of our common stock at $3.28 per share, options to purchase 450,000 shares of our common stock at $5.92 per share, options to purchase 400,000 shares of our common stock at $3.30 per share, options to purchase 450,000 shares of our common stock at $2.30 per share, options to purchase 409,500 shares of our common stock at $2.58 per share, options to purchase 550,000 shares of our common stock at $2.96 per share, and options to purchase 500,000 shares of our common stock at $3.15 per share that are vested or are vesting within 60 days. Excludes options to purchase 250,000 shares of our common stock at $3.15 per share, options to purchase 550,000 shares of our common stock at $5.49 per share, and options to purchase 500,000 shares of our common stock at $18.11 that do not vest within 60 days.

(3)	Includes options to purchase 50,000 shares of our common stock at $0.92 per share and options to purchase 100,000 shares of our common stock at $3.28 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, and options to purchase 35,000 shares of our common stock at $5.49 per share that have vested or are vesting within 60 days. Excludes options to purchase 25,000 shares of our common stock at $18.11 that do not vest within 60 days.

(4)	Includes options to purchase 50,000 shares of our common stock at $2.60 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, and options to purchase 35,000 shares of our common stock at $5.49 that have vested or are vesting within 60 days. Excludes options to purchase 25,000 shares of our common stock at $18.11 per share that are not vesting within 60 days.

(5)	Includes options to purchase 50,000 shares of our common stock at $1.76 per share and options to purchase 100,000 shares of our common stock at $3.28 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, and options to purchase 35,000 shares of our common stock at $5.49 per share that have vested or are vesting within 60 days. Excludes options to purchase 25,000 shares of our common stock at $18.11 per share that are not vesting within 60 days.

(6)	Includes options to purchase 50,000 shares of our common stock at $5.39 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, and options to purchase 35,000 shares of our common stock at $5.49 per share that have vested or are vesting within 60 days. Excludes options to purchase 25,000 shares of our common stock at $18.11 per share that are not vesting within 60 days.

(7)	Includes options to purchase 11,667 shares of our common stock at $13.01 that have vested or are vesting within 60 days. Excludes options to purchase 23,333 shares of common stock at $13.01 per share and options to purchase 25,000 shares of our common stock at $18.11 per share that do not vest within 60 days.

(8)	Includes options to purchase 30,000 shares of our common stock at $3.30 per share, and options to purchase 30,000 shares of our common stock at $2.30 per share, options to purchase 27,300 shares of our common stock at $2.58 per share, options to purchase 35,000 shares of our common stock at $2.93 and options to purchase 70,000 shares of our common stock at $2.96 per share that have vested or are vesting within 60 days. Excludes options to purchase 50,000 shares of our common stock at $5.49 and options to purchase 40,000 shares of our common stock at $18.11 that do not vest within 60 days.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in fiscal year 2021.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2023 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 12, 2022 (unless the date of the 2023 annual meeting of Stockholders is not within thirty (30) days of May 24, 2023, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2023 annual meeting). Such proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NO DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, our holders of Common Stock are not entitled to dissenters’ rights with respect to any of the Proposals, and we will not independently provide such holders with any such right.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at www.anavex.com/corporate-governance. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Business Conduct and the Audit Committee Charter, each available on our website at www.anavex.com/corporate-governance, set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this proxy in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction with the Company, our Corporate Governance Committee must review and approve all such proposed transactions. In determining whether to approve or ratify a transaction with a related person, among the factors the Audit Committee may consider (as applicable) are: the business purpose for entering into the transaction; the size and terms of the transaction; the availability of alternative sources of comparable products or services; whether the transaction could impair the judgment of the related person in performing his or her duties; whether the transaction would be consistent with NASDAQ’s requirements for independent directors; and any other factors the Audit Committee deems relevant.

There have been no transactions, since October 1, 2020, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest.

i.	any director or executive officer of our Company;
ii.	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and
iii.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2022 Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

2022 MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto will be available on our website at www.anavex.com and at https://viewproxy.com/Anavex/2022. We intend to publish final results from the 2022 Meeting in a Current Report on Form 8-K, which will be filed with the Commission within four (4) business days from the 2022 Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the Commission at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement is being or shall be delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at 630 Fifth Avenue, 20th Floor, New York, NY 10111 Attention: Christopher Missling, PhD or telephoning us at 844.689.3939.

Annex A

ANAVEX LIFE SCIENCES CORP.

2022 OMNIBUS INCENTIVE PLAN
(effective March 25, 2022)

Anavex Life Sciences Corp. sets forth herein the terms of its 2022 Omnibus Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain qualified officers, Non-Employee Directors, key employees, and Consultants, and to motivate such officers, Non-Employee Directors, key employees, and Consultants to serve the Company and its Affiliates and to expend effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations of the Company. To this end, the Plan provides for the grant of stock options (non-qualified and incentive), stock appreciation rights, restricted shares, restricted stock units, other stock-based awards, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Prior Plan.

2.	DEFINITIONS

 For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.         “Affiliate” means any company or other trade or business that “controls,” is “controlled by,” or is “under common control with” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.2.         “Award” means a grant of an Option, SAR, Restricted Shares, RSU, Other Stock-based Award, Substitute Award, or cash award under the Plan.

2.3.         “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms of an Award.

2.4.         “Board” means the Board of Directors of the Company.

2.5.         “Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality, or harassment that would (a) adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; (iii) the repeated failure by the Grantee to follow the directives of the Chief Executive Officer of the Company or any of its Affiliates or the Board; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause includes a Separation from Service where the Company determines after the Grantee’s Separation from Service that circumstances existing before the Separation from Service would have entitled the Company or an Affiliate to have terminated the Grantee’s Service for Cause. All rights a Grantee has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Grantee, regarding any actual or alleged act or omission by the Grantee of the type described in the applicable definition of Cause.

2.7.         “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.8.         “Code” means the Internal Revenue Code of 1986, as amended.

2.9.         “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy all applicable laws and the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.10.       “Company” means Anavex Life Sciences Corp., a Nevada corporation, or any successor corporation.

2.11.       “Common Stock” means the common stock of the Company.

2.12.      “Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate.

2.14.       “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company or other corporate transaction involving the Company or any of its Subsidiaries.

2.16.      “Detrimental Conduct” means, as determined by the Company, the Grantee’s serious misconduct or unethical behavior, including any of the following: (1) any violation by the Grantee of a restrictive covenant agreement that the Grantee has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.); (2) any conduct by the Grantee that could result in the Grantee’s Separation from Service for Cause; (3) the commission of a criminal act by the Grantee, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Grantee causing reputational harm to the Company, an Affiliate, or a client or former client of the Company or an Affiliate; (4) the Grantee’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (5) the Grantee’s violation or disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (6) the Grantee taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or its Affiliates.

2.18.      “Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, unless otherwise provided in the applicable Award Agreement, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 6 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

2.20.       “Effective Date” means March 25, 2022.

2.21.       “Exchange Act” means the Securities Exchange Act of 1934.

2.22.       “Fair Market Value” of a Share as of a particular date means (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date; (ii) if the Common Stock is not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities; or (iii) if the Common Stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Common Stock is not otherwise determinable, such value as determined by the Board. Notwithstanding the foregoing, if the Board determines that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, or payout of any Award, it may specify such alternative definition in the applicable Award Agreement. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the applicable securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.23.      “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

2.24.       “Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.25.       “Grantee” means a person who receives or holds an Award.

2.26.       “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.27.       “Non-Employee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.

2.28.       “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.29.       “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.30.       “Option Price” means the exercise price for each Share subject to an Option.

2.31.       “Other Stock-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, Restricted Shares, and RSUs.

2.32.       “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Board.

2.33.      “Person” means an individual, entity, or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.34.       “Plan” means this Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan.

2.35.      “Prior Plan” means the Anavex Life Sciences Corp. 2019 Omnibus Incentive Plan, effective January 15, 2019.

2.36.       “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares.

2.37.       “Restricted Period” shall have the meaning set forth in Section 10.1.

2.38.      “Restricted Shares” means restricted Shares that are subject to specified terms, awarded to a Grantee pursuant to Section 10.

2.39.      “Restricted Stock Unit” or “RSU” means the right to receive one Share subject to the satisfaction of specified terms, awarded to a Grantee pursuant to Section 10.

2.40.       “SAR Exercise Price” means the per Share exercise price of a SAR granted to a Grantee under Section 8.9.

2.41.       “Section 409A” means Code Section 409A.

2.42.       “Securities Act” means the Securities Act of 1933.

2.43.       “Separation from Service” means the termination of a Service Provider’s Service, whether initiated by the Service Provider or the Company or an Affiliate; provided that if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.44.       “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.45.       “Service Provider” means an employee, officer, Non-Employee Director, or Consultant of the Company or an Affiliate.

2.46.       “Share” means a share of Common Stock.

2.47.       “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.48.       “Stockholder” means a stockholder of the Company.

2.49.       “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.50.       “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.51.       “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent, or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52.       “Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3.	ADMINISTRATION OF THe plan

3.1.	General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement, or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations, and decisions by the Board or the Committee under the Plan, any Award, or any Award Agreement shall be in the Board’s (or the Committee’s, as applicable) sole discretion and shall be final, binding, and conclusive. Without limitation, the Board shall have full and final power and authority, subject to the other terms of the Plan, to:

(i)	designate Grantees;

(ii)	determine the type or types of Awards to be made to Grantees;

(iii)	determine the number of Shares to be subject to an Award;

(iv)	establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto and any terms that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement; and

(vi)	amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Board.

3.2.	No Repricing

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the actions contemplated in clauses (i), (ii), or (iii) occur in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.	Separation from Service for Cause; Clawbacks; Detrimental Conduct

3.3.1.	Separation from Service for Cause

The Company may annul an Award if the Grantee incurs a Separation from Service for Cause.

3.3.2.	Clawbacks

All Awards and any amounts or benefits received or outstanding under the Plan shall be subject to cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time. By accepting an Award, a Grantee shall be deemed to have acknowledged and consented to the Company’s application, implementation, and enforcement of any applicable Company clawback policy that may apply to the Grantee, whether adopted prior to or following the Award’s Grant Date, and any provision of applicable law relating to cancellation, recoupment, rescission, or payback of compensation, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.3.3.	Detrimental Conduct

Except as otherwise provided by the Board, notwithstanding any other term of the Plan, if a Grantee engages in Detrimental Conduct, whether during the Grantee’s Service or after the Grantee’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, state law, or otherwise, the Grantee shall forfeit or pay to the Company the following:

(1)	any and all outstanding Awards granted to the Grantee, including Awards that have become vested or exercisable;

(2)	any cash or Shares received by the Grantee in connection with the Plan within the 36-month period immediately before the date the Company determines the Grantee has engaged in Detrimental Conduct; and

(3)	the profit realized by the Grantee from the sale, or other disposition for consideration, of any Shares received by the Grantee in connection with the Plan within the 36-month period immediately before the date the Company determines the Grantee has engaged in Detrimental Conduct.

3.4.	Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

3.5.	No Liability

No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.6.	Book Entry

Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.

4.	SHARES SUBJECT TO THe plan

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the aggregate number of Shares authorized to be awarded under the Plan shall not exceed 10,000,000 as adjusted for any recapitalization, reclassification, stock split, reverse split, combination of Shares, exchange of Shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company. In addition, Shares underlying any outstanding award granted under the Prior Plan that, following the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Board from time to time.

4.2.	Share Counting

4.2.1.	General

Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 4.1, subject to the provisions of this Section 4.2. Share-based Performance Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined.

4.2.2.	Cash-Settled Awards

Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.

4.2.3.	Expired or Terminated Awards

If any Award expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

4.2.4.	Repurchased, Surrendered, or Forfeited Shares

If Shares issued under the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.5.	Payment of Option Price or Tax Withholding in Shares

If Shares issuable upon exercise, vesting, or settlement of an Award, or Shares owned by a Grantee (which are not subject to any pledge or other security interest) are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again be available for the grant of Awards. For a stock-settled SAR, only the net Shares actually issued upon exercise of the SAR shall be counted against the limit in Section 4.1.

4.2.6.	Substitute Awards

Substitute Awards shall not be counted against the number of Shares reserved under the Plan.

4.3.	Award Limits

4.3.1.	Incentive Stock Options

Subject to adjustment under Section 15, all Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2.	Limits on Awards to Non-Employee Directors

The Board shall determine the maximum value that may be granted in stock-based Awards during any one year to a Grantee who is a Non-Employee Director (based on the Fair Market Value of the Shares underlying the Award as of the applicable Grant Date in the case of Restricted Shares, RSUs, or Other Stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs); provided, however, that stock-based Awards made to a Grantee who is a Non-Employee Director at such Grantee’s election in lieu of all or a portion of his or her retainer for service on the Board and any Board committee shall not be counted towards the limit under this Section 4.3.2.

5.	EFFECTIVE DATE, DURATION, AND AMENDMENTS

5.1.	Term

The Plan shall be effective as of the Effective Date. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers

Subject to this Section 6.1, Awards may be made to any Service Provider as the Board may determine and designate from time to time.

6.2.	Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards

Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Board may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares).

7.	AWARD AGREEMENT

The grant of any Award may be contingent upon the Grantee executing an appropriate Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

8.	TERMS OF OPTIONS

8.1.	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.	Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such terms (including performance requirements) as stated in the Award Agreement.

8.3.	Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (1) before the date the Plan is approved by the Stockholders, or (2) after the occurrence of an event that results in termination of the Option.

8.5.	Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.	Rights of Holders of Options

Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates

Subject to Section 3.6, promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates or other evidence of ownership evidencing his or her ownership of the Shares subject to the Option.

8.8.	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company, (ii) to the extent specifically provided in the related Award Agreement, and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non-qualified Stock Option unless and until such approval is obtained.

8.9.	Early Exercise

An Option may include a term that allows the Grantee to elect at any time before the Grantee’s Separation from Service to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase option in favor of the Company and to any other restrictions the Board determines to be appropriate.

9.	TERMS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a Share on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms

The Board shall determine the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other terms, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms of any SAR.

9.3.	Term of SARs

The term of a SAR shall be determined by the Board; provided, however, that such term shall not exceed 10 years.

9.4.	Payment of SAR Amount

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Shares, as determined by the Board) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

10.	TERMS OF RESTRICTED SHARES AND RESTRICTED STOCK UNITS

10.1.	Restrictions

At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Shares or RSUs. Each Award of Restricted Shares or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Shares nor RSUs may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Share Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Shares have been granted, stock certificates or other evidence of ownership representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Shares

Unless otherwise provided in the applicable Award Agreement and subject to Section 17.10, holders of Restricted Shares shall have rights as Stockholders, including voting and dividend rights.

10.4.	Rights of Holders of RSUs

10.4.1.	Settlement of RSUs

RSUs may be settled in cash or Shares, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2.	Voting and Dividend Rights

Unless otherwise provided in the applicable Award Agreement and subject to Section 17.10, holders of RSUs shall not have rights as Stockholders, including no voting or dividend or dividend equivalents rights.

10.4.3.	Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable Award Agreement.

10.5.	Purchase of Restricted Shares

The Grantee shall be required, to the extent required by applicable law, to purchase Restricted Shares from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Board, in consideration for past Services rendered.

10.6.	Delivery of Shares

Upon the expiration or termination of any Restricted Period and the satisfaction of any other terms prescribed by the Board, the restrictions applicable to Restricted Shares or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate or other evidence of ownership for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

11.1.	General Rule

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.	Surrender or Withholding of Shares

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to, or withholding by, the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Shares has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.

11.3.	Cashless Exercise

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part through a cashless exercise program approved by and acceptable to the Company.

11.4.	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations, and rules.

12.	TERMS OF PERFORMANCE AWARDS

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

13.	OTHER STOCK-BASED AWARDS

13.1.	Grant of Other Stock-based Awards

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Board shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other terms of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2.	Terms of Other Stock-based Awards

Any Shares subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance requirement, or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual, or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Board determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Board may require the Grantee to sign such additional documentation, make such representations, and furnish such information as the Board may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

14.2.	Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Common Stock

If (i) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Shares, exchange of Shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, the Company shall equitably adjust (A) the number and kinds of shares for Awards granted, (B) the number and kinds of shares for which outstanding Awards may be exercised or settled, and (C) the performance goals relating to outstanding Awards. In addition, in the event of any such increase or decrease in the number of outstanding Shares or other transaction described in clause (ii) above, the Option Price per Share of outstanding Options and SAR Exercise Price per Share of outstanding SARs shall be equitably adjusted.

15.2.	Effect of Certain Transactions

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3, in the event of a Corporate Transaction, the Plan and the Awards shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each Stockholder was entitled to receive in the Corporate Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property, or other consideration shall remain subject to all of the terms (including performance criteria) that were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Board, (i) the holders of affected Options and SARs have been given a period of at least 15 days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per Share price paid or distributed to Stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Board) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in the Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.	Change in Control

15.3.1.	Consequences of a Change in Control

For Awards granted to Non-Employee Directors, except as may otherwise be provided in the applicable Award Agreement, upon a Change in Control all such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

For Awards granted to any other Service Providers, except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, such Awards are assumed, converted, or replaced by the resulting entity in a Change in Control:

(i)	To the extent such Awards are not assumed, converted, or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control, and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii)	To the extent such Awards are assumed, converted, or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for Cause or (2) by the Service Provider for “good reason” (as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control, and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

15.3.2.	Change in Control Defined

Unless otherwise provided in the applicable Award Agreement, a “Change in Control” means the consummation of any of the following events:

(i)	The acquisition, other than from the Company, by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act), or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

(ii)	A reorganization, merger, consolidation, or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the Persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(iii)	A complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(iv)	During any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

15.4.	Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.	NO LIMITATIONS ON COMPANY

The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS

17.1.	Disclaimer of Rights

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the terms prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.

17.3.	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.	Other Provisions; Employment Agreements

Each Award Agreement may contain such other terms not inconsistent with the Plan as may be determined by the Board. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement shall govern.

17.5.	Severability

If any provision of the Plan or any Award Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.6.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law, and applicable federal law. For purposes of resolving any dispute that arises under the Plan, each Grantee, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of New York and to have agreed that any related litigation shall be conducted solely in the courts of New York County, New York or the federal courts for the U.S. for the Southern District of New York, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

17.7.	Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A, each installment payment under the Plan shall be treated as a separate payment. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A and neither the Company nor the Board shall have any liability to any Grantee for such tax or penalty.

17.8.	Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9.	Transferability of Awards

17.9.1.	Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.9.2.	Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10.	Dividends and Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive dividend equivalent rights with respect to the Shares or other securities covered by an Award. The terms of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid in cash or deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid on any Award or portion thereof that is unvested or on any Award that is subject to the achievement of performance criteria before the Award has become earned and payable, and dividends on Restricted Shares shall be subject to the same restrictions as the restrictions to which their underlying Shares are subject.

17.11.	Data Protection

A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the collection and processing of personal data relating to the Grantee so that the Company can meet its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Grantee and the Grantee’s participation in the Plan.

17.12.	Claims Limitation Period

Any Grantee who believes he or she is being denied any benefit or right under this Plan or under any Award or Award Agreement may file a written claim with the Board. Any claim must be delivered to the Board within six months of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Board, or its designee, generally will notify the Grantee of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Board does not respond in writing within 180 days of the date the written claim is delivered to the Board. The Board’s decision is final and conclusive and binding on all Persons. No lawsuit or arbitration relating to this Plan may be filed or commenced before a written claim is filed with the Board and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

17.13.	Company Cancellation Right

Subject to applicable law, if the Fair Market Value for Shares subject to any Option or SAR is more than 50% below their exercise price for more than 90 consecutive business days, the Board unilaterally may declare the Option or SAR terminated, effective on the date the Board provides written notice to the Grantee. The Board may take such action with respect to any or all Options and SARs granted under the Plan and with respect to any individual Grantee or class(es) of Grantees.

17.14.	Plan Construction

In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, shall mean such agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

ANAVEX LIFE SCIENCES CORP.

PROXY FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of ANAVEX LIFE SCIENCES CORP., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement dated April 11, 2022 and hereby appoints Christopher Missling, PhD, with full power of substitution, as attorney-in-fact and proxy for, and in the name and place of, the undersigned, and hereby authorizes him to represent and to vote all of the shares which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders of the Company to be held on May 24, 2022 at 10:00 am ET and at any adjournments thereof, upon the matters as set forth in the Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. This year's annual meeting will be held via the internet and will be a completely virtual meeting. To register to attend the virtual Annual Meeting, please visit https://www.viewproxy.com/anavex/2022/htype.asp before 11:59 PM EST on May 21, 2022.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE 2022 ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF ALL PROPOSALS AS DESCRIBED IN THE PROXY AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 24, 2022. The Proxy Statement and our 2021 Annual Report are available at: http://www.viewproxy.com/Anavex/2022

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

☐ 01 Christopher Missling, PhD
☐ 02 Claus van der Velden, PhD
☐ 03 Athanasios Skarpelos
☐ 04 Jiong Ma, PhD
☐ 05 Steffen Thomas, PhD
☐ 06 Peter Donhauser, D.O.

☐ FOR ALL THE DIRECTOR-NOMINEES   ☐ WITHHOLD AUTHORITY FOR DIRECTOR-NOMINEES   ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

Instructions: To withhold authority to vote for any individual director-nominee(s), mark "FOR ALL EXCEPT" and check the box next to each nominee(s) you wish to withhold.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 3. Approval of the 2022 Omnibus Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

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(Shareholder Name & Address Data)

Date ______________________________

Signature ______________________________

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(Joint Owners)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY VOTING INSTRUCTIONS

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INTERNET

Vote Your Proxy on the Internet:

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